Exhibit 99.1

THE PNC FINANCIAL SERVICES GROUP, INC.

FINANCIAL SUPPLEMENT
FIRST QUARTER 2019
(Unaudited)

THE PNC FINANCIAL SERVICES GROUP, INC.
FINANCIAL SUPPLEMENT
FIRST QUARTER 2019
(UNAUDITED)

The information contained in this Financial Supplement is preliminary, unaudited and based on data available on April 12, 2019. We have reclassified certain prior period amounts to be consistent with the current period presentation, which we believe is more meaningful to readers of our consolidated financial statements. This information speaks only as of the particular date or dates included in the schedules. We do not undertake any obligation to, and disclaim any duty to, correct or update any of the information provided in this Financial Supplement. Our future financial performance is subject to risks and uncertainties as described in our United States Securities and Exchange Commission (SEC) filings.

BUSINESS
PNC is one of the largest diversified financial services companies in the United States and is headquartered in Pittsburgh, Pennsylvania. PNC has businesses engaged in retail banking, including residential mortgage, corporate and institutional banking and asset management, providing many of its products and services nationally. PNC's retail branch network is located in markets across the Mid-Atlantic, Midwest and Southeast. PNC also has strategic international offices in four countries outside the U.S.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 1

Table 1: Consolidated Income Statement (Unaudited)

	Three months ended
	March 31	December 31	September 30	June 30	March 31
In millions, except per share data	2019	2018	2018	2018	2018
Interest Income
Loans	$2,602	$2,555	$2,452	$2,345	$2,228
Investment securities	620	608	584	557	512
Other	206	196	187	180	178
Total interest income	3,428	3,359	3,223	3,082	2,918
Interest Expense
Deposits	472	419	336	261	213
Borrowed funds	481	459	421	408	344
Total interest expense	953	878	757	669	557
Net interest income	2,475	2,481	2,466	2,413	2,361
Noninterest Income
Asset management	437	428	486	456	455
Consumer services	371	387	377	381	357
Corporate services	462	468	465	487	429
Residential mortgage	65	59	76	84	97
Service charges on deposits	168	192	186	169	167
Other (a)	308	325	301	334	245
Total noninterest income	1,811	1,859	1,891	1,911	1,750
Total revenue	4,286	4,340	4,357	4,324	4,111
Provision For Credit Losses	189	148	88	80	92
Noninterest Expense
Personnel	1,414	1,348	1,413	1,356	1,354
Occupancy	215	202	195	203	218
Equipment	273	285	264	281	273
Marketing	65	84	71	75	55
Other	611	658	665	669	627
Total noninterest expense	2,578	2,577	2,608	2,584	2,527
Income before income taxes and noncontrolling interests	1,519	1,615	1,661	1,660	1,492
Income taxes	248	264	261	304	253
Net income	1,271	1,351	1,400	1,356	1,239
Less: Net income attributable to noncontrolling interests	10	14	11	10	10
Preferred stock dividends (b)	63	55	63	55	63
Preferred stock discount accretion and redemptions	1	1	1	1	1
Net income attributable to common shareholders	$1,197	$1,281	$1,325	$1,290	$1,165
Earnings Per Common Share
Basic	$2.62	$2.77	$2.84	$2.74	$2.45
Diluted	$2.61	$2.75	$2.82	$2.72	$2.43
Average Common Shares Outstanding
Basic	455	461	465	469	473
Diluted	456	463	467	472	476
Efficiency	60%	59%	60%	60%	61%
Noninterest income to total revenue	42%	43%	43%	44%	43%
Effective tax rate (c)	16.3%	16.3%	15.7%	18.3%	17.0%

(a)
Includes net gains (losses) on sales of securities of $13 million, $5 million, $(1) million, $(3) million, and $(1) million for the quarters ended March 31, 2019, December 31, 2018, September 30, 2018, June 30, 2018 and March 31, 2018, respectively.

(b)
Dividends are payable quarterly other than Series O, Series R and Series S preferred stock, which are payable semiannually, with the Series O payable in different quarters than the Series R and Series S preferred stock.

(c)	The effective income tax rates are generally lower than the statutory rate due to the relationship of pretax income to tax credits and earnings that are not subject to tax.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 2

Table 2: Consolidated Balance Sheet (Unaudited)

	March 31	December 31	September 30	June 30	March 31
In millions, except par value	2019	2018	2018	2018	2018
Assets
Cash and due from banks	$5,062	$5,608	$5,248	$5,425	$4,649
Interest-earning deposits with banks (a)	15,261	10,893	19,800	21,972	28,821
Loans held for sale (b)	686	994	1,108	1,325	965
Investment securities – available for sale	65,051	63,389	61,211	60,275	56,018
Investment securities – held to maturity	18,818	19,312	19,593	19,850	18,544
Loans (b)	232,293	226,245	223,053	222,855	221,614
Allowance for loan and lease losses	(2,692)	(2,629)	(2,584)	(2,581)	(2,604)
Net loans	229,601	223,616	220,469	220,274	219,010
Equity investments (c)	12,567	12,894	12,446	12,430	12,008
Mortgage servicing rights	1,812	1,983	2,136	2,045	1,979
Goodwill	9,218	9,218	9,218	9,218	9,218
Other (b)	34,761	34,408	28,851	27,897	27,949
Total assets	$392,837	$382,315	$380,080	$380,711	$379,161
Liabilities
Deposits
Noninterest-bearing	$71,606	$73,960	$74,736	$79,047	$78,303
Interest-bearing	199,615	193,879	190,148	185,838	186,401
Total deposits	271,221	267,839	264,884	264,885	264,704
Borrowed funds
Federal Home Loan Bank borrowings	20,501	21,501	20,036	22,036	19,537
Bank notes and senior debt	25,598	25,018	26,676	27,596	28,773
Subordinated debt	5,977	5,895	5,764	4,781	5,121
Other (b)	7,784	5,005	5,479	4,809	4,608
Total borrowed funds	59,860	57,419	57,955	59,222	58,039
Allowance for unfunded loan commitments and letters of credit	279	285	288	289	290
Accrued expenses and other liabilities	12,902	9,002	9,851	9,340	9,093
Total liabilities	344,262	334,545	332,978	333,736	332,126
Equity
Preferred stock (d)
Common stock - $5 par value
Authorized 800 shares, issued 542 shares	2,711	2,711	2,710	2,710	2,710
Capital surplus	16,173	16,277	16,299	16,250	16,227
Retained earnings	39,742	38,919	38,080	37,201	36,266
Accumulated other comprehensive income (loss)	(5)	(725)	(1,260)	(940)	(699)
Common stock held in treasury at cost: 90, 85, 80, 77 and 72 shares	(10,085)	(9,454)	(8,771)	(8,317)	(7,535)
Total shareholders’ equity	48,536	47,728	47,058	46,904	46,969
Noncontrolling interests	39	42	44	71	66
Total equity	48,575	47,770	47,102	46,975	47,035
Total liabilities and equity	$392,837	$382,315	$380,080	$380,711	$379,161

(a)
Amounts include balances held with the Federal Reserve Bank of Cleveland of $15.0 billion, $10.5 billion, $19.6 billion, $21.6 billion and $28.6 billion as of March 31, 2019, December 31, 2018, September 30, 2018, June 30, 2018 and March 31, 2018, respectively.

(b)
Amounts include assets and liabilities for which PNC has elected the fair value option. Our 2018 Form 10-K included, and our first quarter 2019 Form 10-Q will include, additional information regarding these items.

(c)	Amounts include our equity interest in BlackRock.

(d)	Par value less than $.5 million at each date.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 3

Table 3: Average Consolidated Balance Sheet (Unaudited) (a)
	Three months ended
	March 31	December 31	September 30	June 30	March 31
In millions	2019	2018	2018	2018	2018
Assets
Interest-earning assets:
Investment securities
Securities available for sale
Residential mortgage-backed
Agency	$29,002	$28,375	$28,241	$26,527	$25,438
Non-agency	1,890	1,993	2,128	2,271	2,398
Commercial mortgage-backed	5,368	4,830	4,366	4,449	4,534
Asset-backed	5,136	5,186	5,459	5,161	5,158
U.S. Treasury and government agencies	18,240	18,443	16,757	15,719	14,307
Other	3,671	3,920	3,996	4,112	4,233
Total securities available for sale	63,307	62,747	60,947	58,239	56,068
Securities held to maturity
Residential mortgage-backed	15,627	15,941	16,292	15,608	14,818
Commercial mortgage-backed	600	648	715	807	902
Asset-backed	177	185	189	194	199
U.S. Treasury and government agencies	760	756	752	747	743
Other	1,847	1,856	1,871	1,884	1,926
Total securities held to maturity	19,011	19,386	19,819	19,240	18,588
Total investment securities	82,318	82,133	80,766	77,479	74,656
Loans
Commercial	119,345	116,596	113,883	113,349	111,462
Commercial real estate	28,147	28,382	28,860	28,888	28,901
Equipment lease financing	7,263	7,216	7,202	7,494	7,845
Consumer	54,996	55,331	55,449	55,387	55,588
Residential real estate	18,794	18,405	17,948	17,566	17,308
Total loans	228,545	225,930	223,342	222,684	221,104
Interest-earning deposits with banks (b)	15,017	16,691	19,151	21,017	25,667
Other interest-earning assets	11,068	10,431	7,114	6,905	7,904
Total interest-earning assets	336,948	335,185	330,373	328,085	329,331
Noninterest-earning assets	48,950	47,906	47,504	47,542	46,944
Total assets	$385,898	$383,091	$377,877	$375,627	$376,275
Liabilities and Equity
Interest-bearing liabilities:
Interest-bearing deposits
Money market	$54,702	$55,228	$55,507	$56,199	$58,523
Demand	63,480	62,207	60,138	60,409	59,620
Savings	58,821	55,065	52,919	51,115	48,451
Time deposits	18,813	18,743	17,756	16,634	16,844
Total interest-bearing deposits	195,816	191,243	186,320	184,357	183,438
Borrowed funds
Federal Home Loan Bank borrowings	21,491	20,683	21,516	20,956	20,721
Bank notes and senior debt	25,418	26,380	27,301	28,787	28,987
Subordinated debt	5,883	5,874	5,253	4,855	5,179
Other	6,991	5,847	5,768	4,368	4,751
Total borrowed funds	59,783	58,784	59,838	58,966	59,638
Total interest-bearing liabilities	255,599	250,027	246,158	243,323	243,076
Noninterest-bearing liabilities and equity:
Noninterest-bearing deposits	71,402	75,228	76,155	76,632	77,222
Accrued expenses and other liabilities	11,242	10,833	8,853	8,944	9,118
Equity	47,655	47,003	46,711	46,728	46,859
Total liabilities and equity	$385,898	$383,091	$377,877	$375,627	$376,275

(a)	Calculated using average daily balances.

(b)
Amounts include average balances held with the Federal Reserve Bank of Cleveland of $14.7 billion, $16.4 billion, $18.8 billion, $20.7 billion and $25.4 billion for the three months ended March 31, 2019, December 31, 2018, September 30, 2018, June 30, 2018 and March 31, 2018, respectively.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 4

Table 4: Details of Net Interest Margin (Unaudited)
	Three months ended
	March 31	December 31	September 30	June 30	March 31
	2019	2018	2018	2018	2018
Average yields/rates (a)
Yield on interest-earning assets
Investment securities
Securities available for sale
Residential mortgage-backed
Agency	2.94%	2.86%	2.76%	2.68%	2.60%
Non-agency	7.31%	7.08%	7.18%	6.52%	5.99%
Commercial mortgage-backed	3.13%	2.99%	2.72%	2.76%	2.75%
Asset-backed	3.35%	3.24%	3.37%	3.11%	2.87%
U.S. Treasury and government agencies	2.49%	2.41%	2.25%	2.25%	2.07%
Other	3.34%	3.37%	3.28%	4.06%	3.17%
Total securities available for sale	3.01%	2.93%	2.86%	2.85%	2.69%
Securities held to maturity
Residential mortgage-backed	3.01%	2.98%	2.92%	2.89%	2.84%
Commercial mortgage-backed	3.53%	3.68%	3.71%	3.71%	3.76%
Asset-backed	3.83%	3.76%	3.65%	3.48%	2.90%
U.S. Treasury and government agencies	2.81%	2.86%	2.85%	2.83%	2.80%
Other	4.40%	4.41%	4.42%	4.39%	4.44%
Total securities held to maturity	3.16%	3.14%	3.10%	3.07%	3.05%
Total investment securities	3.05%	2.98%	2.92%	2.91%	2.78%
Loans
Commercial	4.33%	4.17%	4.06%	3.97%	3.74%
Commercial real estate	4.37%	4.42%	4.10%	4.04%	3.81%
Equipment lease financing	3.93%	3.77%	3.78%	3.16%	3.68%
Consumer	5.54%	5.32%	5.17%	4.96%	4.87%
Residential real estate	4.29%	4.41%	4.45%	4.36%	4.40%
Total loans	4.61%	4.49%	4.36%	4.23%	4.09%
Interest-earning deposits with banks	2.43%	2.25%	1.97%	1.78%	1.52%
Other interest-earning assets	4.14%	3.93%	5.19%	4.98%	4.11%
Total yield on interest-earning assets	4.11%	3.99%	3.89%	3.78%	3.59%
Rate on interest-bearing liabilities
Interest-bearing deposits
Money market	1.15%	.99%	.80%	.64%	.54%
Demand	.52%	.46%	.32%	.25%	.21%
Savings	1.13%	1.04%	.92%	.74%	.57%
Time deposits	1.55%	1.38%	1.18%	.98%	.88%
Total interest-bearing deposits	.98%	.87%	.71%	.57%	.47%
Borrowed funds
Federal Home Loan Bank borrowings	2.77%	2.57%	2.42%	2.23%	1.76%
Bank notes and senior debt	3.50%	3.31%	2.92%	2.95%	2.43%
Subordinated debt	4.50%	4.44%	4.10%	4.50%	3.91%
Other	2.44%	2.36%	2.11%	1.82%	2.18%
Total borrowed funds	3.21%	3.07%	2.76%	2.74%	2.31%
Total rate on interest-bearing liabilities	1.50%	1.38%	1.21%	1.10%	.91%
Interest rate spread	2.61%	2.61%	2.68%	2.68%	2.68%
Benefit from use of noninterest bearing sources (b)	.37	.35	.31	.28	.23
Net interest margin	2.98%	2.96%	2.99%	2.96%	2.91%

(a)
Yields and rates are calculated using the applicable annualized interest income or interest expense divided by the applicable average earning assets or interest-bearing liabilities. Net interest margin is the total yield on interest-earning assets minus the total rate on interest-bearing liabilities and includes the benefit from use of noninterest-bearing sources. To provide more meaningful comparisons of net interest yields for all earning assets, as well as net interest margins, we use interest income on a taxable-equivalent basis in calculating net interest yields and net interest margins by increasing the interest income earned on tax-exempt assets to make it fully equivalent to interest income earned on taxable investments. This adjustment is not permitted under generally accepted accounting principles (GAAP) in the Consolidated Income Statement. The taxable-equivalent adjustments to net interest income for the three months ended March 31, 2019, December 31, 2018, September 30, 2018, June 30, 2018 and March 31, 2018 were $27 million, $28 million, $29 million, $29 million and $29 million, respectively.

(b)	Represents the positive effects of investing noninterest-bearing sources in interest-earning assets.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 5

Table 5: Per Share Related Information (Unaudited)
	Three months ended
	March 31	December 31	September 30	June 30	March 31
In millions, except per share data	2019	2018	2018	2018	2018
Basic
Net income	$1,271	$1,351	$1,400	$1,356	$1,239
Less:
Net income attributable to noncontrolling interests	10	14	11	10	10
Preferred stock dividends (a)	63	55	63	55	63
Preferred stock discount accretion and redemptions	1	1	1	1	1
Net income attributable to common shareholders	1,197	1,281	1,325	1,290	1,165
Less: Dividends and undistributed earnings allocated to nonvested restricted shares	5	5	6	5	5
Net income attributable to basic common shares	$1,192	$1,276	$1,319	$1,285	$1,160
Basic weighted-average common shares outstanding	455	461	465	469	473
Basic earnings per common share	$2.62	$2.77	$2.84	$2.74	$2.45
Diluted
Net income attributable to basic common shares	$1,192	$1,276	$1,319	$1,285	$1,160
Less: Impact of BlackRock earnings per share dilution	3	2	2	3	2
Net income attributable to diluted common shares	$1,189	$1,274	$1,317	$1,282	$1,158
Basic weighted-average common shares outstanding	455	461	465	469	473
Dilutive potential common shares	1	2	2	3	3
Diluted weighted-average common shares outstanding	456	463	467	472	476
Diluted earnings per common share	$2.61	$2.75	$2.82	$2.72	$2.43

(a)
Dividends are payable quarterly other than the Series O, Series R and Series S preferred stock, which are payable semiannually, with the Series O payable in different quarters than the Series R and Series S preferred stock.

Table 6: Details of Loans (Unaudited)

	March 31	December 31	September 30	June 30	March 31
In millions	2019	2018	2018	2018	2018
Commercial lending
Commercial
Manufacturing	$22,575	$21,207	$21,272	$21,667	$21,367
Retail/wholesale trade	21,655	20,850	19,689	19,299	18,232
Service providers	15,266	14,869	14,386	14,343	14,554
Real estate related (a)	12,287	12,312	12,539	12,688	12,701
Financial services	10,475	9,500	9,441	9,241	9,479
Health care	8,731	8,886	9,217	9,564	9,937
Transportation and warehousing	6,744	5,781	5,715	5,531	5,488
Other industries	25,260	23,429	21,412	21,034	20,550
Total commercial	122,993	116,834	113,671	113,367	112,308
Commercial real estate	28,101	28,140	28,563	28,946	28,835
Equipment lease financing	7,348	7,308	7,214	7,323	7,802
Total commercial lending	158,442	152,282	149,448	149,636	148,945
Consumer lending
Home equity	25,500	26,123	26,628	27,219	27,699
Residential real estate	19,107	18,657	18,203	17,805	17,456
Automobile	14,707	14,419	14,309	13,892	13,295
Credit card	6,267	6,357	5,979	5,830	5,657
Education	3,707	3,822	3,954	4,057	4,228
Other consumer	4,563	4,585	4,532	4,416	4,334
Total consumer lending	73,851	73,963	73,605	73,219	72,669
Total loans	$232,293	$226,245	$223,053	$222,855	$221,614

(a) Includes loans to customers in the real estate and construction industries.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 6

Allowance for Loan and Lease Losses (Unaudited)

Table 7: Change in Allowance for Loan and Lease Losses

	March 31	December 31	September 30	June 30	March 31
Three months ended - dollars in millions	2019	2018	2018	2018	2018
Beginning balance	$2,629	$2,584	$2,581	$2,604	$2,611
Gross charge-offs:
Commercial	(25)	(30)	(26)	(24)	(28)
Commercial real estate	(3)			(2)	(6)
Equipment lease financing	(3)	(2)	(2)	(2)	(2)
Home equity	(23)	(25)	(24)	(33)	(28)
Residential real estate	(2)	3	(3)	(4)	(2)
Automobile	(58)	(54)	(40)	(39)	(38)
Credit card	(67)	(56)	(52)	(53)	(56)
Education	(6)	(7)	(7)	(8)	(9)
Other consumer	(28)	(29)	(24)	(28)	(24)
Total gross charge-offs	(215)	(200)	(178)	(193)	(193)
Recoveries:
Commercial	14	17	18	16	16
Commercial real estate	3	6	4	8	6
Equipment lease financing	2	2	1	1	4
Home equity	18	31	23	23	21
Residential real estate	3	3	8	6	4
Automobile	26	21	21	18	17
Credit card	7	6	6	6	6
Education	2	2	2	2	2
Other consumer	4	5	4	4	4
Total recoveries	79	93	87	84	80
Net (charge-offs) / recoveries:
Commercial	(11)	(13)	(8)	(8)	(12)
Commercial real estate		6	4	6
Equipment lease financing	(1)		(1)	(1)	2
Home equity	(5)	6	(1)	(10)	(7)
Residential real estate	1	6	5	2	2
Automobile	(32)	(33)	(19)	(21)	(21)
Credit card	(60)	(50)	(46)	(47)	(50)
Education	(4)	(5)	(5)	(6)	(7)
Other consumer	(24)	(24)	(20)	(24)	(20)
Total net (charge-offs)	(136)	(107)	(91)	(109)	(113)
Provision for credit losses	189	148	88	80	92
Net decrease in allowance for unfunded loan commitments and letters of credit	6	3	1	1	7
Other	4	1	5	5	7
Ending balance	$2,692	$2,629	$2,584	$2,581	$2,604
Supplemental Information
Net charge-offs to average loans (annualized)	.24%	.19%	.16%	.20%	.21%
Allowance for loan and lease losses to total loans	1.16%	1.16%	1.16%	1.16%	1.18%
Commercial lending net charge-offs	$(12)	$(7)	$(5)	$(3)	$(10)
Consumer lending net charge-offs	(124)	(100)	(86)	(106)	(103)
Total net charge-offs	$(136)	$(107)	$(91)	$(109)	$(113)
Net charge-offs to average loans (annualized)
Commercial lending	.03%	.02%	.01%	.01%	.03%
Consumer lending	.68%	.54%	.46%	.58%	.57%

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 7

Details of Nonperforming Assets (Unaudited)

Table 8: Nonperforming Assets by Type

	March 31	December 31	September 30	June 30	March 31
Dollars in millions	2019	2018	2018	2018	2018
Nonperforming loans, including TDRs
Commercial lending
Commercial
Retail/wholesale trade	$35	$38	$47	$65	$126
Manufacturing	88	54	43	49	67
Service providers	52	50	53	48	36
Real estate related (a)	16	17	18	22	25
Health care	19	20	14	15	13
Transportation and warehousing	8	8	7	3	3
Other industries	151	159	138	136	156
Total commercial	369	346	320	338	426
Commercial real estate	54	75	68	71	107
Equipment lease financing	7	11	5	5	4
Total commercial lending	430	432	393	414	537
Consumer lending (b)
Home equity	763	797	828	821	820
Residential real estate	339	350	363	381	391
Automobile	107	100	95	87	79
Credit card	7	7	6	7	6
Other consumer	7	8	9	9	9
Total consumer lending	1,223	1,262	1,301	1,305	1,305
Total nonperforming loans (c)	1,653	1,694	1,694	1,719	1,842
OREO and foreclosed assets	132	114	131	135	162
Total nonperforming assets	$1,785	$1,808	$1,825	$1,854	$2,004
Nonperforming loans to total loans	.71%	.75%	.76%	.77%	.83%
Nonperforming assets to total loans, OREO and foreclosed assets	.77%	.80%	.82%	.83%	.90%
Nonperforming assets to total assets	.45%	.47%	.48%	.49%	.53%
Allowance for loan and lease losses to nonperforming loans	163%	155%	153%	150%	141%

(a)	Includes loans related to customers in the real estate and construction industries.

(b)	Excludes most consumer loans and lines of credit, not secured by residential real estate, which are charged off after 120 to 180 days past due and are not placed on nonperforming status.

(c)	Nonperforming loans exclude certain government insured or guaranteed loans, loans held for sale, loans accounted for under the fair value option and purchased impaired loans.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 8

Details of Nonperforming Assets (Unaudited) (Continued)

Table 9: Change in Nonperforming Assets

	January 1, 2019 -	October 1, 2018 -	July 1, 2018 -	April 1, 2018 -	January 1, 2018 -
In millions	March 31, 2019	December 31, 2018	September 30, 2018	June 30, 2018	March 31, 2018
Beginning balance	$1,808	$1,825	$1,854	$2,004	$2,035
New nonperforming assets	287	325	260	276	249
Charge-offs and valuation adjustments	(164)	(148)	(126)	(145)	(137)
Principal activity, including paydowns and payoffs	(92)	(97)	(99)	(199)	(81)
Asset sales and transfers to loans held for sale	(13)	(38)	(38)	(34)	(29)
Returned to performing status	(41)	(59)	(26)	(48)	(33)
Ending balance	$1,785	$1,808	$1,825	$1,854	$2,004

Table 10: Largest Individual Nonperforming Assets (a)

March 31, 2019 - Dollars in millions
Ranking	Outstandings	Industry
1	$35	Information
2	30	Mining, Quarrying, and Oil and Gas Extraction
3	24	Mining, Quarrying, and Oil and Gas Extraction
4	24	Retail Trade
5	21	Manufacturing
6	19	Manufacturing
7	16	Service Providers
8	13	Manufacturing
9	10	Construction
10	9	Manufacturing
Total	$201
As a percent of total nonperforming assets		11%

(a) Amounts shown are not net of related allowance for loan and lease losses, if applicable.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 9

Accruing Loans Past Due (Unaudited)

Table 11: Accruing Loans Past Due 30 to 59 Days (a)

	Amount					Percent of Total Outstandings
	Mar. 31	Dec. 31	Sept. 30	Jun. 30	Mar. 31	Mar. 31	Dec. 31	Sept. 30	Jun. 30	Mar. 31
Dollars in millions	2019	2018	2018	2018	2018	2019	2018	2018	2018	2018
Commercial	$80	$82	$60	$57	$53.07%		.07%	.05%	.05%	.05%
Commercial real estate	43	6	8	18	21.15%		.02%	.03%	.06%	.07%
Equipment lease financing	84	56	29	12	18	1.14%	.77%	.40%	.16%	.23%
Home equity	59	66	77	97	94.23%		.25%	.29%	.36%	.34%
Residential real estate
Non government insured	91	75	70	66	66.48%		.40%	.38%	.37%	.38%
Government insured	62	60	60	63	64.32%		.32%	.33%	.35%	.37%
Automobile	97	113	104	82	77.66%		.78%	.73%	.59%	.58%
Credit card	45	46	45	40	40.72%		.72%	.75%	.69%	.71%
Education
Non government insured	9	10	10	8	11.24%		.26%	.25%	.20%	.26%
Government insured	54	59	71	66	72	1.46%	1.54%	1.80%	1.63%	1.70%
Other consumer	10	12	17	10	11.22%		.26%	.38%	.23%	.25%
Total	$634	$585	$551	$519	$527.27%		.26%	.25%	.23%	.24%

Table 12: Accruing Loans Past Due 60 to 89 Days (a)

	Amount					Percent of Total Outstandings
	Mar. 31	Dec. 31	Sept. 30	Jun. 30	Mar. 31	Mar. 31	Dec. 31	Sept. 30	Jun. 30	Mar. 31
Dollars in millions	2019	2018	2018	2018	2018	2019	2018	2018	2018	2018
Commercial	$25	$54	$35	$41	$22.02%		.05%	.03%	.04%	.02%
Commercial real estate	1	3	3	2	12.00%		.01%	.01%	.01%	.04%
Equipment lease financing	5	12	16	7	1.07%		.16%	.22%	.10%	.01%
Home equity	21	25	30	40	31.08%		.10%	.11%	.15%	.11%
Residential real estate
Non government insured	13	17	16	18	16.07%		.09%	.09%	.10%	.09%
Government insured	49	56	51	48	54.26%		.30%	.28%	.27%	.31%
Automobile	26	29	25	20	18.18%		.20%	.17%	.14%	.14%
Credit card	28	29	28	24	26.45%		.46%	.47%	.41%	.46%
Education
Non government insured	5	4	6	5	6.13%		.10%	.15%	.12%	.14%
Government insured	33	37	42	45	43.89%		.97%	1.06%	1.11%	1.02%
Other consumer	6	5	6	6	5.13%		.11%	.13%	.14%	.12%
Total	$212	$271	$258	$256	$234.09%		.12%	.12%	.11%	.11%

Table 13: Accruing Loans Past Due 90 Days or More (a)

	Amount					Percent of Total Outstandings
	Mar. 31	Dec. 31	Sept. 30	Jun. 30	Mar. 31	Mar. 31	Dec. 31	Sept. 30	Jun. 30	Mar. 31
Dollars in millions	2019	2018	2018	2018	2018	2019	2018	2018	2018	2018
Commercial	$71	$52	$67	$59	$53.06%		.04%	.06%	.05%	.05%
Residential real estate
Non government insured	18	19	15	14	13.09%		.10%	.08%	.08%	.07%
Government insured	305	344	342	339	360	1.60%	1.84%	1.88%	1.90%	2.06%
Automobile	10	12	8	7	9.07%		.08%	.06%	.05%	.07%
Credit card	53	53	48	44	45.85%		.83%	.80%	.75%	.80%
Education
Non government insured	3	3	3	4	5.08%		.08%	.08%	.10%	.12%
Government insured	123	138	129	114	136	3.32%	3.61%	3.26%	2.81%	3.22%
Other consumer	7	8	7	5	7.15%		.17%	.15%	.11%	.16%
Total	$590	$629	$619	$586	$628.25%		.28%	.28%	.26%	.28%
(a) Excludes loans held for sale and purchased impaired loans.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 10

Business Segment Descriptions (Unaudited)

Retail Banking provides deposit, lending, brokerage, insurance services, investment management and cash management products and services to consumer and small business customers. Our customers are serviced through our branch network, ATMs, call centers, online banking and mobile channels. The branch network is located primarily in the Mid-Atlantic, Midwest and Southeast. In 2018, Retail Banking launched its national retail digital strategy designed to grow customers with digitally-led banking and an ultra-thin branch network in markets outside of our existing retail branch network. Deposit products include checking, savings and money market accounts and certificates of deposit. Lending products include residential mortgages, home equity loans and lines of credit, auto loans, credit cards, education loans and personal and small business loans and lines of credit. The residential mortgage loans are directly originated within our branch network and nationwide, and are typically underwritten to government agency and/or third-party standards, and either sold, servicing retained, or held on our balance sheet. Brokerage, investment management and cash management products and services include managed, education, retirement and trust accounts.

Corporate & Institutional Banking provides lending, treasury management, and capital markets-related products and services to mid-sized and large corporations, and government and not-for-profit entities. Lending products include secured and unsecured loans, letters of credit and equipment leases. Treasury management services include cash and investment management, receivables management, disbursement services, funds transfer services, information reporting and global trade services. Capital markets-related products and services include foreign exchange, derivatives, securities underwriting, loan syndications, mergers and acquisitions advisory and equity capital markets advisory related services. We also provide commercial loan servicing and technology solutions for the commercial real estate finance industry. Products and services are provided nationally.

Asset Management Group provides personal wealth management for high net worth and ultra high net worth clients and institutional asset management. Wealth management products and services include investment and retirement planning, customized investment management, private banking, tailored credit solutions, and trust management and administration for individuals and their families. Our Hawthorn unit provides multi-generational family planning including estate, financial, tax planning, fiduciary, investment management and consulting, private banking, personal administrative services, asset custody and customized performance reporting to ultra high net worth families. Institutional asset management provides outsourced chief investment officer, custody, private real estate, cash and fixed income client solutions, and retirement administration services to institutional clients include corporations, healthcare systems, insurance companies, unions, municipalities and non-profits. The business also offers PNC proprietary mutual funds and investment strategies.

BlackRock, in which we hold an equity investment, is a leading publicly-traded investment management firm providing a broad range of investment and technology services to institutional and retail clients worldwide. Using a diverse platform of alpha-seeking active, index and cash management investment strategies across asset classes, BlackRock tailors investment outcomes and asset allocation solutions for clients. Product offerings include single- and multi-asset class portfolios investing in equities, fixed income, alternatives and money market instruments. BlackRock also offers technology services, including an investment and risk management technology platform, as well as advisory services and solutions to a broad base of institutional and wealth management clients. Our equity investment in BlackRock provides us with an additional source of noninterest income and increases our overall revenue diversification. BlackRock is a publicly-traded company, and additional information regarding its business is available in its filings with the Securities and Exchange Commission (SEC). At March 31, 2019, our economic interest in BlackRock was 22%.

Table 14: Period End Employees

	March 31	December 31	September 30	June 30	March 31
	2019	2018	2018	2018	2018
Full-time employees
Retail Banking	28,992	29,180	29,296	29,884	29,903
Other full-time employees	21,652	21,748	21,768	21,498	21,055
Total full-time employees	50,644	50,928	51,064	51,382	50,958
Part-time employees
Retail Banking	1,887	1,974	2,071	2,349	2,337
Other part-time employees	180	161	187	563	189
Total part-time employees	2,067	2,135	2,258	2,912	2,526
Total	52,711	53,063	53,322	54,294	53,484

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 11

Table 15: Summary of Business Segment Income and Revenue (Unaudited) (a)

	Three months ended
	March 31	December 31	September 30	June 30	March 31
In millions	2019	2018	2018	2018	2018
Income
Retail Banking	$264	$313	$228	$274	$249
Corporate & Institutional Banking	552	651	642	652	563
Asset Management Group	45	42	55	43	62
Other, including BlackRock (b)	410	345	475	387	365
Net income	$1,271	$1,351	$1,400	$1,356	$1,239

Revenue
Retail Banking	$1,944	$2,015	$1,927	$1,955	$1,853
Corporate & Institutional Banking	1,474	1,562	1,517	1,535	1,429
Asset Management Group	287	286	299	294	300
Other, including BlackRock (b)	581	477	614	540	529
Total revenue	$4,286	$4,340	$4,357	$4,324	$4,111

(a)
Our business information is presented based on our internal management reporting practices. Net interest income in business segment results reflects PNC’s internal funds transfer pricing methodology. Assets receive a funding charge and liabilities and capital receive a funding credit based on a transfer pricing methodology that incorporates product repricing characteristics, tenor and other factors.

(b)
Includes earnings and gains or losses related to PNC's equity interest in BlackRock and residual activities that do not meet the criteria for disclosure as a separate reportable business. We provide additional information on these activities in our Form 10-K and Form 10-Q filings with the SEC.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 12

Table 16: Retail Banking (Unaudited) (a)

	Three months ended
	March 31	December 31	September 30	June 30	March 31
Dollars in millions	2019	2018	2018	2018	2018
Income Statement
Net interest income	$1,349	$1,319	$1,305	$1,277	$1,218
Noninterest income	595	696	622	678	635
Total revenue	1,944	2,015	1,927	1,955	1,853
Provision for credit losses	128	119	113	72	69
Noninterest expense	1,468	1,487	1,514	1,521	1,456
Pretax earnings	348	409	300	362	328
Income taxes	84	96	72	88	79
Earnings	$264	$313	$228	$274	$249
Average Balance Sheet
Loans held for sale	$441	$559	$704	$629	$652
Loans
Consumer
Home equity	$22,990	$23,407	$23,777	$24,177	$24,608
Automobile	14,608	14,375	14,169	13,642	13,105
Education	3,816	3,918	4,039	4,181	4,409
Credit cards	6,204	6,112	5,889	5,728	5,619
Other	2,068	1,985	1,857	1,771	1,765
Total consumer	49,686	49,797	49,731	49,499	49,506
Commercial and commercial real estate	10,461	10,339	10,209	10,458	10,527
Residential mortgage	15,034	14,637	14,153	13,718	13,420
Total loans	$75,181	$74,773	$74,093	$73,675	$73,453
Total assets	$91,255	$91,164	$89,963	$89,021	$88,734
Deposits
Noninterest-bearing demand	$30,389	$31,011	$31,159	$30,712	$29,779
Interest-bearing demand	42,477	41,655	41,778	42,802	41,939
Money market	26,773	27,256	28,876	30,799	32,330
Savings	53,100	49,771	47,964	46,426	43,838
Certificates of deposit	12,381	12,153	11,974	11,816	12,082
Total deposits	$165,120	$161,846	$161,751	$162,555	$159,968
Performance Ratios
Return on average assets	1.17%	1.36%	1.01%	1.23%	1.14%
Noninterest income to total revenue	31%	35%	32%	35%	34%
Efficiency	76%	74%	79%	78%	79%

(a)	See note (a) on page 11.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 13

Retail Banking (Unaudited) (Continued)

	Three months ended
	March 31	December 31	September 30	June 30	March 31
Dollars in millions, except as noted	2019	2018	2018	2018	2018
Supplemental Noninterest Income Information
Consumer services	$277	$291	$284	$287	$266
Brokerage	$89	$90	$86	$88	$86
Residential mortgage	$65	$59	$76	$84	$97
Service charges on deposits	$162	$185	$179	$164	$160
Residential Mortgage Information
Residential mortgage servicing statistics (in billions, except as noted) (a)
Serviced portfolio balance (b)	$123	$125	$127	$124	$125
Serviced portfolio acquisitions	$1	$2	$6	$3	$1
MSR asset value (b)	$1.1	$1.3	$1.4	$1.3	$1.3
MSR capitalization value (in basis points) (b)	92	100	108	104	101
Servicing income: (in millions)
Servicing fees, net (c)	$53	$49	$42	$39	$51
Mortgage servicing rights valuation, net of economic hedge	$(9)	$(19)	—	$13	$9
Residential mortgage loan statistics
Loan origination volume (in billions)	$1.7	$1.6	$2.1	$2.0	$1.7
Loan sale margin percentage	2.35%	2.49%	2.21%	2.21%	2.83%
Percentage of originations represented by:
Purchase volume (d)	56%	67%	72%	71%	56%
Refinance volume	44%	33%	28%	29%	44%
Other Information (b)
Customer-related statistics (average)
Non-teller deposit transactions (e)	57%	55%	55%	54%	54%
Digital consumer customers (f)	68%	67%	66%	65%	64%
Credit-related statistics
Nonperforming assets	$1,109	$1,126	$1,145	$1,141	$1,131
Net charge-offs	$132	$112	$96	$112	$100
Other statistics
ATMs	9,112	9,162	9,093	9,043	9,047
Branches (g)	2,347	2,372	2,388	2,404	2,442
Brokerage account client assets (in billions) (h)	$51	$47	$51	$49	$49

(a)	Represents mortgage loan servicing balances for third parties and the related income.

(b)	Presented as of period end, except for customer-related statistics, which are quarterly averages, and net charge-offs, which are for the three months ended.

(c)
Servicing fees net of impact of decrease in MSR value due to passage of time, including the impact from both regularly scheduled loan prepayments and loans that were paid down or paid off during the period.

(d)	Mortgages with borrowers as part of residential real estate purchase transactions.

(e)	Percentage of total consumer and business banking deposit transactions processed at an ATM or through our mobile banking application.

(f)	Represents consumer checking relationships that process the majority of their transactions through non-teller channels.

(g)	Excludes stand-alone mortgage offices and satellite offices (e.g., drive-ups, electronic branches and retirement centers) that provide limited products and/or services.

(h)	Includes cash and money market balances.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 14

Table 17: Corporate & Institutional Banking (Unaudited) (a)

	Three months ended
	March 31	December 31	September 30	June 30	March 31
Dollars in millions	2019	2018	2018	2018	2018
Income Statement
Net interest income	$898	$930	$925	$900	$882
Noninterest income	576	632	592	635	547
Total revenue	1,474	1,562	1,517	1,535	1,429
Provision for credit losses (benefit)	71	42	(13)	15	41
Noninterest expense	686	687	698	668	653
Pretax earnings	717	833	832	852	735
Income taxes	165	182	190	200	172
Earnings	$552	$651	$642	$652	$563
Average Balance Sheet
Loans held for sale	$347	$669	$514	$594	$1,189
Loans
Commercial	$108,641	$106,082	$103,474	$102,722	$100,802
Commercial real estate	25,971	26,183	26,650	26,715	26,732
Equipment lease financing	7,264	7,216	7,202	7,495	7,845
Total commercial lending	141,876	139,481	137,326	136,932	135,379
Consumer	20	22	32	39	77
Total loans	$141,896	$139,503	$137,358	$136,971	$135,456
Total assets	$157,169	$156,997	$153,897	$153,619	$151,909
Deposits
Noninterest-bearing demand	$39,551	$42,678	$43,480	$44,383	$45,896
Money market	25,630	25,691	24,285	22,832	23,406
Other	23,374	23,423	20,343	18,589	18,592
Total deposits	$88,555	$91,792	$88,108	$85,804	$87,894
Performance Ratios
Return on average assets	1.42%	1.65%	1.66%	1.70%	1.50%
Noninterest income to total revenue	39%	40%	39%	41%	38%
Efficiency	47%	44%	46%	44%	46%
Other Information
Consolidated revenue from:
Treasury Management (b)	$445	$461	$453	$446	$419
Capital Markets (b)	$246	$272	$275	$283	$258
Commercial mortgage banking activities
Commercial mortgage loans held for sale (c)	$15	$29	$26	$38	$14
Commercial mortgage loan servicing income (d)	54	68	64	60	55
Commercial mortgage servicing rights valuation, net of economic hedge (e)	5	1	2	20	4
Total	$74	$98	$92	$118	$73
MSR asset value (f)	$681	$726	$766	$748	$723
Average Loans by C&IB business (g)
Corporate Banking	$71,089	$67,567	$66,560	$66,314	$65,548
Real Estate	36,357	38,141	37,463	37,419	37,252
Business Credit	21,728	21,431	20,928	20,630	20,197
Commercial Banking	8,118	8,031	8,112	8,174	8,118
Other	4,604	4,333	4,295	4,434	4,341
Total average loans	$141,896	$139,503	$137,358	$136,971	$135,456
Credit-related statistics
Nonperforming assets (f)	$388	$377	$355	$385	$508
Net charge-offs	$5	$2	$1	$(2)	$9

(a)	See note (a) on page 11.

(b)	Includes amounts reported in net interest income and noninterest income.

(c)
Includes other noninterest income for valuations on commercial mortgage loans held for sale and related commitments, derivative valuations, originations fees, gains on sale of loans held for sale and net interest income on loans held for sale.

(d)
Includes net interest income and noninterest income (primarily in corporate service fees) from loan servicing net of reduction in commercial mortgage servicing rights due to amortization expense and payoffs. Commercial mortgage servicing rights valuation, net of economic hedge is shown separately.

(e)	Includes amounts reported in corporate service fees.

(f)	Presented as of period end.

(g)	As a result of our first quarter 2019 C&IB segment realignment, average loans previously reported as Equipment Finance were reclassified to other C&IB businesses for all periods presented.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 15

Table 18: Asset Management Group (Unaudited) (a)

	Three months ended
	March 31	December 31	September 30	June 30	March 31
Dollars in millions, except as noted	2019	2018	2018	2018	2018
Income Statement
Net interest income	$70	$70	$71	$72	$74
Noninterest income	217	216	228	222	226
Total revenue	287	286	299	294	300
Provision for credit losses (benefit)	(1)	—	2	7	(7)
Noninterest expense	230	232	225	231	225
Pretax earnings	58	54	72	56	82
Income taxes	13	12	17	13	20
Earnings	$45	$42	$55	$43	$62
Average Balance Sheet
Loans
Consumer	$4,362	$4,522	$4,623	$4,698	$4,785
Commercial and commercial real estate	752	705	727	742	733
Residential mortgage	1,723	1,666	1,605	1,561	1,517
Total loans	$6,837	$6,893	$6,955	$7,001	$7,035
Total assets	$7,259	$7,328	$7,397	$7,469	$7,499
Deposits
Noninterest-bearing demand	$1,388	$1,469	$1,440	$1,459	$1,466
Interest-bearing demand	3,076	3,055	3,253	3,448	3,540
Money market	2,036	2,001	2,112	2,332	2,577
Savings	5,723	5,294	4,955	4,690	4,613
Other	697	634	537	382	305
Total deposits	$12,920	$12,453	$12,297	$12,311	$12,501
Performance Ratios
Return on average assets	2.51%	2.27%	2.95%	2.31%	3.35%
Noninterest income to total revenue	76%	76%	76%	76%	75%
Efficiency	80%	81%	75%	79%	75%
Other Information
Nonperforming assets (b)	$48	$46	$51	$51	$52
Net charge-offs	$1	$1	$1	$1	$6
Client Assets Under Administration (in billions) (b) (c)
Discretionary client assets under management	$158	$148	$159	$149	$148
Nondiscretionary client assets under administration	130	124	134	130	129
Total	$288	$272	$293	$279	$277
Discretionary client assets under management
Personal	$95	$87	$97	$92	$92
Institutional	63	61	62	57	56
Total	$158	$148	$159	$149	$148

(a)	See note (a) on page 11.

(b)	As of period end.

(c)	Excludes brokerage account client assets.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 16

Glossary of Terms

Adjusted average total assets - Primarily consisted of total average quarterly (or annual) assets plus (less) unrealized losses (gains) on investment securities, less goodwill and certain other intangible assets (net of eligible deferred taxes).

Basel III common equity Tier 1 capital - Common stock plus related surplus, net of treasury stock, plus retained earnings, plus accumulated other comprehensive income for securities currently and those transferred from available for sale and pension and other postretirement benefit plans, subject to phase-in limits, less goodwill, net of associated deferred tax liabilities, less other disallowed intangibles, net of deferred tax liabilities and plus/less other adjustments. Significant common stock investments in unconsolidated financial institutions, as well as mortgage servicing rights and deferred tax assets, must then be deducted to the extent such items individually exceed 10%, or in the aggregate exceed 15%, of our adjusted Basel III common equity Tier 1 capital.

Basel III common equity Tier 1 capital ratio - Common equity Tier 1 capital divided by period-end risk-weighted assets (as applicable).

Basel III Tier 1 capital - Common equity Tier 1 capital, plus qualifying preferred stock, plus certain trust preferred capital securities, plus certain noncontrolling interests that are held by others and plus/less other adjustments.

Basel III Tier 1 capital ratio - Tier 1 capital divided by period-end risk-weighted assets (as applicable).

Basel III Total capital - Tier 1 capital plus qualifying subordinated debt, plus certain trust preferred securities, plus, under the Basel III transitional rules and the standardized approach, the allowance for loan and lease losses included in Tier 2 capital and other.

Basel III Total capital ratio - Total capital divided by period-end risk-weighted assets (as applicable).

Charge-off - Process of removing a loan or portion of a loan from our balance sheet because it is considered uncollectible. We also record a charge-off when a loan is transferred from portfolio holdings to held for sale by reducing the loan carrying amount to the fair value of the loan, if fair value is less than carrying amount.

Combined loan-to-value ratio (CLTV) - This is the aggregate principal balance(s) of the mortgages on a property divided by its appraised value or purchase price.

Common shareholders’ equity - Total shareholders' equity less the liquidation value of preferred stock.

Credit valuation adjustment - Represents an adjustment to the fair value of our derivatives for our own and counterparties’ non-performance risk.

Criticized commercial loans - Loans with potential or identified weaknesses based upon internal risk ratings that comply with the regulatory classification definitions of “Special Mention,” “Substandard” or “Doubtful.”

Discretionary client assets under management - Assets over which we have sole or shared investment authority for our customers/clients. We do not include these assets on our Consolidated Balance Sheet.

Duration of equity - An estimate of the rate sensitivity of our economic value of equity. A negative duration of equity is associated with asset sensitivity (i.e., positioned for rising interest rates), while a positive value implies liability sensitivity (i.e., positioned for declining interest rates). For example, if the duration of equity is -1.5 years, the economic value of equity increases by 1.5% for each 100 basis point increase in interest rates.

Earning assets - Assets that generate income, which include: interest-earning deposits with banks; loans held for sale; loans; investment securities; and certain other assets.

Effective duration - A measurement, expressed in years, that, when multiplied by a change in interest rates, would approximate the percentage change in value of on- and off- balance sheet positions.

Efficiency - Noninterest expense divided by total revenue.

Fair value - The price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.

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Fee income - When referring to the components of Noninterest income, we use the term fee income to refer to the following categories within Noninterest income: Asset management; Consumer services; Corporate services; Residential mortgage; and Service charges on deposits.

FICO score - A credit bureau-based industry standard score created by Fair Isaac Co. which predicts the likelihood of borrower default. We use FICO scores both in underwriting and assessing credit risk in our consumer lending portfolio. Lower FICO scores indicate likely higher risk of default, while higher FICO scores indicate likely lower risk of default. FICO scores are updated on a periodic basis.

Futures and forward contracts - Contracts in which the buyer agrees to purchase and the seller agrees to deliver a specific financial instrument at a predetermined price or yield. May be settled either in cash or by delivery of the underlying financial instrument.

GAAP - Accounting principles generally accepted in the United States of America.

Impaired loans - Loans are determined to be impaired when, based on current information and events, it is probable that all contractually required payments will not be collected. Impaired loans include commercial nonperforming loans and consumer and commercial TDRs, regardless of nonperforming status. Excluded from impaired loans are nonperforming leases, loans held for sale, loans accounted for under the fair value option, smaller balance homogenous type loans and purchased impaired loans.

Leverage ratio - Tier 1 capital divided by average quarterly adjusted total assets.

LIBOR - Acronym for London InterBank Offered Rate. LIBOR is the average interest rate charged when banks in the London wholesale money market (or interbank market) borrow unsecured funds from each other. LIBOR rates are used as a benchmark for interest rates on a global basis. Our product set includes loans priced using LIBOR as a benchmark.

Loan-to-value ratio (LTV) - A calculation of a loan's collateral coverage that is used both in underwriting and assessing credit risk in our lending portfolio. LTV is the sum total of loan obligations secured by collateral divided by the market value of that same collateral. Market values of the collateral are based on an independent valuation of the collateral. For example, a LTV of less than 90% is better secured and has less credit risk than a LTV of greater than or equal to 90%.

Loss given default (LGD) - An estimate of loss, net of recovery based on collateral type, collateral value, loan exposure, and other factors. Each loan has its own LGD. The LGD risk rating measures the percentage of exposure of a specific credit obligation that we expect to lose if default occurs. LGD is net of recovery, through any means, including but not limited to the liquidation of collateral or deficiency judgments rendered from foreclosure or bankruptcy proceedings.

Nonaccrual loans - Loans for which we do not accrue interest income. Nonaccrual loans include nonperforming loans, in addition to loans accounted for under fair value option and loans accounted for as held for sale for which full collection of contractual principal and/or interest is not probable.

Nondiscretionary client assets under administration - Assets we hold for our customers/clients in a nondiscretionary, custodial capacity. We do not include these assets on our Consolidated Balance Sheet.

Nonperforming assets - Nonperforming assets include nonperforming loans, OREO and foreclosed assets, but exclude certain government insured or guaranteed loans for which we expect to collect substantially all principal and interest, loans held for sale, loans accounted for under the fair value option and purchased impaired loans. We do not accrue interest income on assets classified as nonperforming.

Nonperforming loans - Loans accounted for at amortized cost for which we do not accrue interest income. Nonperforming loans include loans to commercial, commercial real estate, equipment lease financing, home equity, residential real estate, automobile, credit card and other consumer customers as well as TDRs which have not returned to performing status. Nonperforming loans exclude certain government insured or guaranteed loans for which we expect to collect substantially all principal and interest, loans held for sale, loans accounted for under the fair value option and purchased impaired loans. Nonperforming loans exclude purchased impaired loans as we are currently accreting interest income over the expected life of the loans.

Notional amount - A number of currency units, shares, or other units specified in a derivative contract.

Operating leverage - The period to period dollar or percentage change in total revenue (GAAP basis) less the dollar or percentage change in noninterest expense. A positive variance indicates that revenue growth exceeded expense growth (i.e., positive operating leverage) while a negative variance implies expense growth exceeded revenue growth (i.e., negative operating leverage).

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Options - Contracts that grant the purchaser, for a premium payment, the right, but not the obligation, to either purchase or sell the associated financial instrument at a set price during a specified period or at a specified date in the future.

Other real estate owned (OREO) and foreclosed assets - Assets taken in settlement of troubled loans primarily through deed-in-lieu of foreclosure or foreclosure. Foreclosed assets include real and personal property. Excludes certain assets that have a government-guarantee which are classified as other receivables.

Probability of default (PD) - An internal risk rating that indicates the likelihood that a credit obligor will enter into default status.

Recovery - Cash proceeds received on a loan that we had previously charged off. We credit the amount received to the allowance for loan and lease losses.

Risk-weighted assets - Computed by the assignment of specific risk-weights (as defined by the Board of Governors of the Federal Reserve System) to assets and off-balance sheet instruments.

Servicing rights - An intangible asset or liability created by an obligation to service assets for others. Typical servicing rights include the right to receive a fee for collecting and forwarding payments on loans and related taxes and insurance premiums held in escrow.

Taxable-equivalent interest income - The interest income earned on certain assets that is completely or partially exempt from federal income tax. These tax-exempt instruments typically yield lower returns than taxable investments. To provide more meaningful comparisons of yields and margins for all interest-earning assets, we use interest income on a taxable-equivalent basis in calculating average yields and net interest margins by increasing the interest income earned on tax-exempt assets to make it fully equivalent to interest income earned on other taxable investments. This adjustment is not permitted under GAAP on the Consolidated Income Statement.

Troubled debt restructuring (TDR) - A loan whose terms have been restructured in a manner that grants a concession to a borrower experiencing financial difficulties.

Yield curve - A graph showing the relationship between the yields on financial instruments or market indices of the same credit quality with different maturities. For example, a “normal” or “positive” yield curve exists when long-term bonds have higher yields than short-term bonds. A “flat” yield curve exists when yields are the same for short-term and long-term bonds. A “steep” yield curve exists when yields on long-term bonds are significantly higher than on short-term bonds. An “inverted” or “negative” yield curve exists when short-term bonds have higher yields than long-term bonds.